EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

Date of Event Requiring Statement: August 20, 2025

Issuer Name and Ticker or Trading Symbol: Garrett Motion Inc. [ GTX,GTXAP ]

Oaktree Capital Group Holdings GP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

Oaktree Value Opportunities Fund Holdings, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

OCM Opps GTM Holdings, LLC

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

Oaktree Capital Holdings, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

Oaktree Phoenix Investment Fund, L.P.

By: Oaktree Phoenix Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Phoenix Investment Fund GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory